Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-168097) of Express, Inc. of our report dated April 4, 2018 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.
/s/ PricewaterhouseCoopers LLP
Columbus, Ohio
April 4, 2018